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                                                                   EXHIBIT 23.6

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of CMGI, Inc. on Form S-4 of our report, dated
June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com, which appear in Form 8-K of CMGI, Inc. dated June 29, 1999. We also consent to the reference to our Firm under the caption "Experts" in the prospectus, which is part of this Registration Statement.

                            /s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
                            SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

                            Los Angeles, California
                            March 24, 2000